EXECUTION VERSION

THIS SECURITY (INCLUDING ANY SECURITIES ISSUABLE UPON CONVERSION) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY (INCLUDING ANY SECURITIES ISSUABLE UPON CONVERSION) HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO ITS DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS SECURITY (INCLUDING ANY SECURITIES ISSUABLE UPON CONVERSION) UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

CSN-1

VIRGIN ORBIT HOLDINGS, INC. SENIOR SECURED CONVERTIBLE NOTE

US$20,000,000.00    December 19, 2022

FOR VALUE RECEIVED, Virgin Orbit Holdings, Inc., a corporation duly organized and validly existing under the laws of the state of Delaware (the “Borrower”), hereby promises to pay to VIRGIN INVESTMENTS LIMITED, or registered assigns, at the address set forth in Section 12.01 of this Senior Secured Convertible Note (this “Note”), the principal sum of twenty million DOLLARS ($20,000,000.00), together with interest accrued thereon from time to time as provided herein, on the Maturity Date (as defined below).

ARTICLE 1 DEFINITIONS; INTERPRETATIONS

Section 1.01. Definitions.

(a)    As used in this Note, the following terms shall have the respective meanings specified in the UCC: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Records”, “Securities Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

(b)    The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,”

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“hereunder,” and words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. Unless otherwise noted, references to “U.S. Dollars” or “$” shall mean the currency of the United States.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Law” shall have the meaning specified in Section 6.01.

“Board of Directors” means the Board of Directors of the Borrower or any duly authorized committee of such Board of Directors.

“Borrower” means Virgin Orbit Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware, until a successor Person shall replace it pursuant to the applicable provisions of this Note, and thereafter “Borrower” shall mean such successor Person.

“Business Combination Event” shall have the meaning specified in Section 7.01. “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Clause A Distribution” shall have the meaning specified in Section 4.07(c). “Clause B Distribution” shall have the meaning specified in Section 4.07(c). “Clause C Distribution” shall have the meaning specified in Section 4.07(c). “close of business” means 5:00 p.m. (New York City time).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the Borrower’s and each Guarantor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Borrower or such Guarantor or in which the Borrower or such Guarantor now has or at any time in the future may acquire any right, title or interest:

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(a)    all Accounts;

(b)    all Chattel Paper (whether tangible or electronic);

(c)    all Deposit Accounts, Securities Accounts, and Commodity Accounts, and all cash, cash equivalents and other property from time to time deposited therein or credited thereto;

(d)    all Documents;

(e)    all General Intangibles (including, without limitation, all Payment Intangibles);

(f)    all Goods (including, without limitation, all Equipment, Fixtures and Inventory);

(g)    all Instruments (including, without limitation, all Promissory
Notes);

(h)    all Intellectual Property;

(i)    all Investment Property;

(j)    all Letter-of-Credit Rights;

(k)    all Pledged Interests;

(l)    all Commercial Tort Claims individually in excess of $1,000,000;

(m)    all Supporting Obligations; and

(n)    all Proceeds (including Cash Proceeds and Noncash Proceeds), products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Borrower or relevant Guarantor (as applicable) in respect of any Collateral), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of the Borrower or relevant Guarantor (as applicable) or any other Person from time to time acting for the Borrower or relevant Guarantor (as applicable), that at any time evidence or contain information relating to any of the Collateral, are relevant to the collection or realization of the Collateral, or otherwise pertain to the Collateral, provided that, notwithstanding anything to the contrary in this Note, the Collateral (including any component definitions comprised thereof) shall not include, and no representation, warranty or covenant in respect of Collateral contained in this Note or the Subscription Agreement shall apply to, any Excluded Asset.
“Commission” means the U.S. Securities and Exchange Commission. “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the

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governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of common stock of the Borrower, par value
$0.0001 per share, at the date of this Note, subject to Section 4.10. “Conversion Cap” shall have the meaning specified in Section 4.03(g).
“Conversion Date” means, in respect of any conversion of this Note, the related Fixed Conversion Date or Financing Conversion Date, as the case may be.

“Conversion Obligation” means, in respect of any conversion of this Note, the related Fixed Conversion Obligation or Financing Conversion Obligation, as the case may be.

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and/or any other equivalent intellectual property agency or office in any foreign country and the right to obtain all renewals, extensions, supplements, reversions, reissues and continuations thereof; (c) all claims for, and rights to sue or otherwise recover for, past, present or future infringements or other violations of any of the foregoing; and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past, present or future infringement or other violations thereof.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person (other than, prior to the date of conversion, indebtedness that is convertible into Equity Interests) or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on The Nasdaq Global Market, or on the applicable stock exchange on which Common Stock is then traded, regular way, without the right to receive the issuance, dividend or distribution in question from the Borrower.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, in each case as amended.

“Excluded Assets” means (i) any assets to the extent pledges and grant of security interests thereunder are prohibited by applicable law, rule, regulation or

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contractual obligation (with respect to any such contractual obligation, only to the extent such restriction is binding on such assets (x) on the Issue Date or (y) on the date of the acquisition thereof and not entered into in contemplation thereof (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti- assignment provisions of Article 9 of the UCC or other applicable law) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged, or consent of any Person other than the Borrower, another Guarantor or Subsidiary thereof (unless such consent, approval, license or authorization has been received), (ii) any lease, license or other agreement (including any governmental licenses or authorizations) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrower, a Guarantor or a Subsidiary thereof) after giving effect to the applicable anti-assignment provisions of Article 9 of the UCC or other applicable law, (iii) any Equity Interests to the extent that a pledge thereof to secure the Obligations is prohibited by any applicable organizational documents, joint venture agreement or shareholder agreement without the consent of any third party (other than the Borrower, a Guarantor or any Subsidiary thereof), after giving effect to the applicable anti-assignment provisions of Article 9 of the UCC or other applicable law or any voting Equity Interests in excess of 65% of the total outstanding amount of any class of voting stock of a Foreign Subsidiary, (iv) any Deposit Account used exclusively for payroll, payroll taxes and other employee wage and benefit payments and (v) any “intent- to use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; provided that, for the avoidance of doubt, all aircrafts, aircraft engines (including spare aircraft parts) and related aircraft assets owned by the Borrower or any Guarantor shall not constitute Excluded Assets.
“Expiration Date” shall have the meaning specified in Section 4.07(e).
“Expiration Time” shall have the meaning specified in Section 4.07(e). “Export Control Regulations” means the U.S. Export Administration
Regulations, the U.S. International Traffic in Arms Regulations and the import laws administered by U.S. Customs and Border Protection.

“Financing Closing Date” means, in respect of any Qualified Financing, the closing date of such Qualified Financing.

“Financing Conversion Date” shall have the meaning specified in Section 4.03(b).

“Financing Conversion Obligation” shall have the meaning specified in Section 4.03(b).

“Financing Conversion Rate” means, in respect of any Qualified Financing and with respect to each $1,000 principal amount of this Note, a number of the Qualified Securities in respect of such Qualified Financing (denominated in shares, units or notes, as applicable (with any such Qualified Securities that have a liquidation preference or principal amount being deemed to be denominated in a liquidation preference or principal amount per share, unit or note, as the case may be, as the Holder determines in good faith and in a commercially reasonable manner)) equal to $1,000 divided by the purchase price

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per share, unit or note, as applicable, of such Qualified Securities paid by the investors in the Qualified Financing, rounded to the nearest 1/10,000th of a share, unit or note, as applicable.

“Fixed Conversion Obligation” shall have the meaning specified in Section 4.01(a).
“Fixed Conversion Rate” shall have the meaning specified in Section 4.01(a). “Foreign Subsidiary” means (a) any Subsidiary of the Borrower (i) that has no material assets other than Capital Stock in or indebtedness of one or more Foreign Subsidiaries or (ii) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code or (b) any other Subsidiary of the Borrower, for so long as such Subsidiary would not be able to execute a Guarantee without creating an investment in “United States property” (within the meaning of Section 956 of the Code).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to this Note.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to this Note.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to this Note.
“Fundamental Change” shall be deemed to have occurred at the time after this Note is originally issued if any of the following occurs:

(a)    a “person” or “group” (other than the Holder or an Affiliate thereof) within the meaning of Section 13(d) of the Exchange Act, other than the Borrower, its Wholly Owned Subsidiaries and the employee benefit plans of the Borrower and its Wholly Owned Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of (x) the Common Stock representing more than 50% of the voting power of the Common Stock or (y) Common Equity of the Borrower representing more than 50% of the voting power of all Common Equity of the Borrower;

(b)    the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Borrower pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than one of the Borrower’s Wholly Owned Subsidiaries; provided, however, that a transaction described in subclauses (A) or (B) in which the holders of all classes of the Borrower’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b); or

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(c)    the stockholders of the Borrower approve any plan or proposal for the liquidation or dissolution of the Borrower.

If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following the effective date of such transaction references to the Borrower in this definition shall instead be references to such other entity.

“Fundamental Change Borrower Notice” shall have the meaning specified in Section 9.01(b).

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in
Section 9.01(d).
“Fundamental Change Repurchase Price” of this Note, means 100% of the principal amount of this Note to be repurchased pursuant to Article 9 plus accrued and unpaid interest on such principal amount of this Note to be repurchased, if any, to, but excluding, the Fundamental Change Repurchase Date.

“Guarantees” means the joint and several guarantees by the Guarantors of the Borrower’s obligations under this Note pursuant to Article 11.

“Guarantors” means each of (a) the Borrower’s Subsidiaries listed on the signature pages to this Note, (b) any other Subsidiary of the Borrower that becomes a Guarantor in accordance with Section 3.04 or Section 11.04 and (c) the respective successors and assigns of such Subsidiaries, as required under Article 11, in each case until such time as any such Subsidiary shall be released and relieved of its obligations pursuant to Section 11.06.

“Guarantor Business Combination Event” shall have the meaning specified in Section 11.04.

“Holder” means Virgin Investments Limited, a company duly organized and existing under the laws of the British Virgin Islands.

“Intellectual Property” means, in respect of a Person, all intellectual property and similar proprietary rights of every kind and nature throughout the world of such Person, whether now owned or hereafter acquired by such Person, including, inventions, designs, software, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Interest Payment Date” means each May 4 and November 4 of each year, beginning on May 4, 2023; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest shall be postponed until the next succeeding Business Day, and no interest or other amount shall be paid as a result of such postponement.

“Interest Rate” means 6.00% per annum; provided that the Interest Rate shall increase to 10% per annum upon the occurrence and during the continuance of any Event of Default.

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“Issue Date” of this Note means the date on which this Note was originally issued or deemed issued as set forth on the face of this Note.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported on The Nasdaq Global Market or other principal U.S. securities exchange on which the Common Stock is then traded. If the Common Stock is not listed for trading on a United States national or regional securities exchange on such date, the “Last Reported Sale Price” of the shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Borrower for this purpose. The “Last Reported Sale Price” of the Common Stock will be determined without reference to extended or after hours trading or any other trading outside regular trading session hours.

“Lien” means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

“Majority Holders” means the registered holders of a majority of the outstanding aggregate principal amount of the Senior Secured Convertible Notes issued pursuant to the Subscription Agreement (but excluding, for this purpose, any such Senior Secured Convertible Notes that are held by the Borrower or by any Subsidiary thereof).

“Maturity Date” shall have the meaning specified in Section 2.01. “Merger Event” shall have the meaning specified in Section 4.10(a). “Minimum Financing Threshold” means $50,000,000.
“Non-Qualified Financing” means any financing by the Borrower that would have been a Qualified Financing pursuant to clause (a) of the definition thereof but for the gross cash proceeds of such financing being less than the Minimum Financing Threshold.

“Note” shall have the meaning specified in the preamble.
“Notice of Conversion” shall have the meaning specified in Section 4.03(a)(ii). “Obligations” means all present and future indebtedness, obligations, and liabilities of the Borrower and each Guarantor to the Holder, and all renewals and extensions thereof (including, without limitation, the principal and interest obligations of the Borrower under this Note and the Guarantees of each Guarantor), or any part thereof, arising pursuant to this Note (including, without limitation, the indemnity provisions thereof), and all interest accruing thereon, and attorneys’ fees or other fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several.

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“open of business” means 9:00 a.m. (New York City time).

“Optional Redemption” shall have the meaning specified in Section 10.01.
“Outstanding,” when used with reference to this Note, shall mean, as of any particular time, any portion of the principal amount of this Note, except:

(i)    The portion of this Note that has been paid pursuant to Section 12.13 or Notes in lieu of which, or in substitution for which, other Notes shall have been issued by the Borrower pursuant to the terms of Section 12.13;

(ii)    The portion of this Note converted pursuant to Article 4 and required to be canceled pursuant to Section 2.04; and
(iii)    The portion of this Note redeemed by the Borrower pursuant to Article 10. “Patents” means all of the following: (a) all patents of the United States or the equivalent thereof in any other country or jurisdiction, and all applications for patents of the United States or the equivalent thereof in any other country or jurisdiction, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions, discoveries, improvements and designs disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue or otherwise recover for, past, present or future infringements or other violations of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past, present or future infringement or other violation thereof.

“Permitted Liens” means (i) Liens for taxes, assessments or charges of any governmental authority for claims that are not material, or are not yet due or are being contested in good faith by appropriate proceedings that have the effect of preventing forfeiture or sale of the assets to which such Liens attach, and, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, (ii) the Security Interest in the Collateral arising pursuant to this Note, (iii) statutory Liens or bankers Liens, (iv) any attachment or judgment Lien not constituting an Event of Default, (v) Liens on Collateral securing equipment leases or purchase money obligations, in each case, that exist on the Issue Date or are in respect of Collateral acquired after the Issue Date and (vi) such other Liens as may be permitted from time to time, with the written consent of the Holder, which shall not be unreasonably withheld, delayed or conditioned.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Pledged Debt” means all indebtedness for borrowed money from time to time owed to the Borrower or a Guarantor, the promissory notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

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“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.

“Pledged Shares” means (a) the Equity Interests at any time and from time to time acquired by the Borrower or a Guarantor of any and all Persons now or hereafter existing, whether or not evidenced or represented by any stock certificate, share certificate, certificated security or other Instrument, and (b) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; provided that, notwithstanding anything to the contrary in this Note, the Pledged Shares shall not include any Excluded Asset.

“Qualified Financing” means each of (a) a bona fide third-party financing (other than, for the avoidance of doubt, where one or more of Virgin Group Holdings Limited, the Holder or any other Affiliate of Virgin Group Holdings Limited is/are the sole investor(s)) by the Borrower in the form of Common Stock or any securities convertible into, or exchangeable or exercisable for, Common Stock (other than pursuant to equity incentive plans of the Borrower where the sale of such securities is registered on Form S- 8 under the Securities Act) for gross cash proceeds to the Borrower of at least the Minimum Financing Threshold, in one or more transactions or series of related and substantially similar and simultaneous transactions at the same purchase price from third parties unaffiliated with Virgin Group Holdings Limited and its Affiliates, and (b) any Non-Qualified Financing that the Holder elects, by written notice to the Borrower after the Borrower’s delivery of the notice specified in Section 4.02(b) and prior to the applicable Financing Closing Date, to be deemed to be a “Qualified Financing” in respect of all or any portion of this Note (if the portion with respect to which such election is made is $1,000 principal amount or a multiple thereof). For the avoidance of doubt. the participation by Virgin Group Holdings Limited or its Affiliates in a financing shall not disqualify such financing from being a Qualified Financing (but amounts invested in such financing by Virgin Group Holdings Limited or its Affiliates shall not count toward satisfying the Minimum Financing Threshold).

“Qualified Securities” means, with respect to any Qualified Financing, the Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock sold by the Borrower in such Qualified Financing.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to such Business Combination Event if both of the following conditions are satisfied: (i) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation that is organized in the United States or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation that is organized in the United States, in each case for U.S. federal income tax purposes; or (y) the Borrower has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Code for the Holder; and (ii) such Business Combination Event constitutes a Merger Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of common stock or

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other corporate Common Equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) a direct or indirect parent of the limited liability company, limited partnership or similar entity that is disregarded from such corporation for U.S. federal income tax purposes.

“Receiver” shall have the meaning specified in Section 6.01.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
“Redemption Date” shall have the meaning specified in Section 10.02(a). “Redemption Notice” shall have the meaning specified in Section 10.02(a). “Redemption Price” of this Note, means 100% of the principal amount of this
Note to be redeemed pursuant to Article 10 plus accrued and unpaid interest on such principal amount of this Note to be redeemed, if any, to, but excluding, the Redemption Date.

“Reference Property” shall have the meaning specified in Section 4.10(a).

“Rights” means any common stock or preferred stock purchase right or warrant, as the case may be, that all or substantially all shares of Common Stock may be entitled to receive under a Rights Plan.

“Rights Plan” means any common stock or preferred stock rights plan or any similar plan in effect as of the date of this Note or adopted by the Borrower after the date hereof or any replacement or successor rights plan.

“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, in each case as amended.
“Security Interest” shall have the meaning specified in Section 5.01. “Significant Subsidiary” means any Subsidiary of the Borrower that satisfies the criteria of a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning specified in Section 4.07(c).

“Subscription Agreement” means that certain Subscription Agreement, dated as of December 19, 2022, by and among the Borrower, the Holder and the guarantors thereunder, as the same may be amended from time to time.

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“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Successor Entity” shall have the meaning specified in Section 7.01(a). “Termination of Trading” means the Common Stock (or other common stock into which this Note is convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NYSE American, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

“Test Site Landlord” means Mojave Air and Space Port, a California Airport District.

“Test Site Leases” means (i) the “Basic Leases” consisting of (A) that certain Lease Agreement dated April 15, 2014 between the Test Site Landlord and Virgin Galactic, LLC, as tenant, relating to Test Sites 10, 11 and 18, as more fully described therein, (B) that certain Lease Agreement dated November 1, 2015 between the Test Site Landlord and Virgin Galactic, LLC, as tenant, relating to Test Site 19 as more fully described therein, and (ii) that certain Master Lease Agreement dated as of January 27, 2022 between the Test Site Landlord and Virgin Orbit, LLC.

“Trademarks” means all of the following: (a) all trademarks, service marks, certification marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, internet domain names, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, (b) all goodwill associated with or symbolized by the foregoing,
(c)    all claims for, and rights to sue or otherwise recover for, past, present or future infringements, dilutions or other violations of any of the foregoing or unfair competition therewith and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past, present or future infringement, dilutions or other violations thereof or unfair competition therewith.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) a Last Reported Sale Price (other than a Last Reported Sale Price of the type referred to in the third sentence of the definition of Last Reported Sale Price) for the Common Stock is available for such day; provided that if the Common Stock is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the third sentence of that definition), “Trading Day” means a Business Day.
“Trigger Event” shall have the meaning specified in Section 4.07(c). “UCC” means the Uniform Commercial Code, as the same may, from time to

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time, be enacted and in effect in the State of New York; provided that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Holder’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“United States” means the United States of America.

“unit of Reference Property” shall have the meaning specified in Section
4.10(a).
“Valuation Period” shall have the meaning specified in Section 4.07(c). “Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.
ARTICLE 2
ISSUE, DESCRIPTION AND EXECUTION

Section 2.01. Maturity Date. Subject to Section 6.02, all outstanding principal and accrued and unpaid interest on this Note shall be due and payable, in full, on November 4, 2024 (the “Maturity Date”), unless earlier repurchased, redeemed or converted pursuant to the terms hereof.

Section 2.02. Interest. This Note shall bear interest daily at the simple, non- compounding rate equal to the Interest Rate on such day on the unpaid principal amount of this Note from the Issue Date, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until the Maturity Date. Interest is payable semiannually in arrears on each Interest Payment Date. Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall be paid by wire transfer of immediately available funds to an account designated by the Holder. In the event that any amounts payable under this Note are not paid when due, interest shall accrue on all such amounts, in accordance with Section 3.01(a), including any unpaid principal or interest from the date such overdue amounts were originally due to the date payment of such amounts has been made or duly provided for. All such interest shall be payable on demand.

Section 2.03. Payment of Note. All payments due under this Note shall be paid in lawful money of the United States. All payments shall be made by wire transfer of immediately available funds to an account designated in writing by the Holder. If an interest, principal or other payment date is other than a Business Day (as defined herein), such payment shall be made on the next succeeding Business Day. All payments shall be applied first, to all fees, charges and expenses permitted under this Note, second, to all accrued and unpaid interest hereon and third, to principal.

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Section 2.04. Cancellation of Portion of Note Paid. All portions of this Note surrendered for the purpose of payment, repurchase, redemption, conversion or registration of transfer, shall, if surrendered to the Borrower, be promptly canceled by it.

ARTICLE 3
PARTICULAR COVENANTS OF THE BORROWER

Section 3.01. Payment of Principal and Interest.

(a)    The Borrower shall promptly make all payments in respect of this Note on the dates and in the manner provided in this Note. The Borrower shall, to the fullest extent permitted by law, pay interest in immediately available funds on any overdue principal amount and interest at the annual rate borne by this Note compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. Presentation of this Note is due at maturity.
(b)    Payment of the principal of and interest, if any, on this Note shall be made in such immediately available coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts by wire transfer payable in such money.

Section 3.02. Corporate Existence. Subject to Article 7 hereof, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Borrower shall not be required to preserve any such right or franchise if the Borrower determines that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Holder.

Section 3.03. No Liens. The Borrower and each Guarantor shall not, and each shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien, other than Permitted Liens, upon any of their respective property or assets, whether now owned or hereafter acquired.

Section 3.04. Additional Guarantors. After the Issue Date, the Borrower shall cause each of the Borrower’s Wholly Owned Subsidiaries (other than any Foreign Subsidiary or Subsidiary of a Foreign Subsidiary) to, within 30 days of becoming a Wholly Owned Subsidiary of the Borrower, execute and deliver to the Holder a joinder to this Note pursuant to which such Subsidiary shall become a Guarantor hereunder.

Section 3.05. Rule 144 Information Requirement and Annual Reports.

(a)    The Borrower, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Borrower after the Issue Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holder with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holder pursuant to this Section 3.05(a). The Borrower further covenants that it shall take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to resell or otherwise dispose of this Note or shares of Common Stock issuable upon conversion hereof without registration under the Securities Act within the limitation of the exemptions provided by

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Rule 144, including providing any customary legal opinions. Upon the request of the Holder, the Borrower shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

(b)    Without limiting the generality of Section 3.05(a), at any time the Borrower is not subject to Section 13 or 15(d) of the Exchange Act, the Borrower shall, so long as this Note or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, make publicly available the information concerning the Borrower as described in Rule 144(c)(2) under the Securities Act to facilitate the resale of this Note or shares of Common Stock issuable upon conversion thereof pursuant to Rule 144.

(c)    The Borrower shall deliver to the Holder, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Borrower is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Borrower files with the Commission via the Commission’s EDGAR system shall be deemed to be delivered to the Holder for purposes of this Section 3.05(c) at the time such documents are filed via the EDGAR system.

Section 3.06. Transfers. In case this Note or any portion hereof shall be transferred by the Holder, with delivery of a duly completed Form of Assignment and Transfer by the Holder to the Borrower, the Borrower shall promptly upon written request (and in any event, within two Business Days) execute and deliver to (a) the Holder a new Note in authorized denominations in an aggregate principal amount equal to the portion of this Note not transferred and (b) each such transferee a new Note in authorized denominations in an aggregate principal amount equal to the portion of this Note so transferred to such transferee, without payment of any service charge by the Holder or any such transferee but, if required by the Borrower, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Note being different from the name of the Holder of the old Note.

ARTICLE 4 CONVERSION OF NOTE

Section 4.01. Conversion Privilege at Fixed Conversion Rate.

(a)    Subject to and upon compliance with the provisions of this Article 4, the Holder shall have the right, at the Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of this Note (i) subject to satisfaction of the conditions described in Section 4.01(b), at any time prior to the close of business on the Business Day immediately preceding October 15, 2024 under the circumstances and during the periods set forth in Section 4.01(b), and (ii) regardless of the conditions described in Section 4.01(b), on or after October 15, 2024 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 345.5425 shares of Common Stock (subject to adjustment as provided in this Article 4, the “Fixed Conversion Rate”) per $1,000 principal amount of this Note (subject to, and in accordance with, the settlement provisions of Section 4.03, the “Fixed Conversion Obligation”).

(b)

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(i)    If (A) a transaction or event that constitutes a Fundamental Change occurs prior to the Maturity Date or (B) the Borrower is a party to a Merger Event that occurs prior to the Maturity Date, all or any portion of this Note may be surrendered for conversion pursuant to Section 4.01(a) at any time from or after the date that is 35 Business Days prior to the anticipated effective date of the transaction (or, if later, the earlier of (x) the Business Day after the Borrower gives notice of such transaction and (y) the actual effective date of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Borrower shall notify the Holder (x) as promptly as practicable following the date the Borrower publicly announces such transaction but in no event less than 35 Business Days prior to the anticipated effective date of such transaction or (y) if the Borrower does not have knowledge of such transaction at least 35 Business Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Borrower receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(ii)    If the Borrower calls any or all of this Note for redemption pursuant to Article 10 prior to the Maturity Date, then the Holder may surrender all or any portion of this Note for conversion pursuant to Section 4.01(a) at any time prior to the close of business on the Business Day prior to the Redemption Date. After that time, the right to convert on account of the Borrower’s delivery of the relevant Redemption Notice shall expire, unless the Borrower defaults in the payment of the Redemption Price, in which case the Holder may convert all or any portion of this Note until the Redemption Price has been paid or duly provided for.

(iii)    If, prior to the earliest to occur of the Maturity Date, any Fundamental Change Effective Date and the effective date of any Merger Event, the Borrower proposes to consummate a transaction or event that constitutes a Qualified Financing (including, for the avoidance of doubt, any deemed Qualified Financing at the election of the Holder) and if the limitations set forth in Section 4.03(g) relating to the Conversion Cap would apply upon conversion of this Note pursuant to Section 4.02(a) as a result of Section 4.03(g) (as determined by the Holder in good faith), then the Holder may surrender all or any portion of this Note for conversion pursuant to Section 4.01(a) at any time from or after the date of the Borrower’s delivery of any related notice pursuant to Section 4.02(b) on the basis of which the Holder’s determination that the Conversion Cap may apply is made, until the close of business on the Business Day prior to the related Financing Closing Date. For the avoidance of doubt, if the Holder delivers a Notice of Conversion pursuant to this Section 4.01(b)(iii), the provisions of Section 4.02(a) shall not apply.

Notwithstanding anything to the contrary in this Section 4.01, the Holder agrees not to convert any portion of the Note pursuant to Section 4.01(a) in the 20 Trading Days after the Borrower provides to the Holder written notice of its good faith intention to pursue a transaction that the Borrower believes would constitute a Qualified Financing and for which the Holder determines in good faith that the Conversion Cap would not apply upon conversion of this Note pursuant to Section 4.02(a).

Section 4.02. Conversions upon a Qualified Financing or a Non-Qualified Financing.

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(a)    If, prior to the earliest to occur of the Maturity Date, any Fundamental Change Effective Date and the effective date of any Merger Event, the Borrower consummates a transaction or event that constitutes a Qualified Financing, then, on the Financing Closing Date in respect of such Qualified Financing this Note shall automatically convert in whole (or, in respect of a Qualified Financing pursuant to clause
(b)    of the definition thereof, in the portion validly set forth in the Holder’s election with respect to the relevant Non-Qualified Financing) without any further action by the Holder into Qualified Securities in respect of such Qualified Financing at the Financing Conversion Rate of such Qualified Securities per $1,000 principal amount of this Note.

(b)    The Borrower shall deliver to the Holder written notice of any potential Qualified Financing or Non-Qualified Financing no less than five (5) Business Days prior to the related Financing Closing Date. Such notice shall include a copy of the Qualified Financing transaction documents, the proposed terms and conditions of the Qualified Financing, including the nature and type of the Qualified Securities and the proposed purchase price (or range of purchase prices) with respect thereto, and the proposed Financing Closing Date. As promptly as practicable after the final determination of the terms of any Qualified Financing or Non-Qualified Financing, the Borrower shall deliver to the Holder written notice of the same, notifying the Holder of the Qualified Financing (or the Non-Qualified Financing, as applicable) and any conversion to be effected, specifying the Financing Conversion Rate, the date on which such conversion is expected to occur and calling upon the Holder to surrender to the Borrower, in the manner and at the place designated herein, this Note.

Section 4.03. Conversion Procedure; Settlement upon Conversion.

(a)    Conversions Pursuant to Section 4.01.

(i)    Subject to this Section 4.03 and Section 4.10, upon conversion of this Note pursuant to Section 4.01, the Borrower shall deliver to the Holder, in respect of each $1,000 principal amount of this Note being converted, a number of shares of Common Stock equal to the Fixed Conversion Rate, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 4.04, on the second Business Day immediately following the relevant Fixed Conversion Date. This Note shall be deemed to have been converted immediately prior to the close of business on the date that the Holder has complied with the requirements set forth in Section 4.03(a)(ii) (a “Fixed Conversion Date”). If any shares of Common Stock are due to the Holder pursuant to this Section 4.03(a), the Borrower shall issue or cause to be issued, and deliver to the Holder certificates with restrictive legend (or book-entry with restricted security notation on the books of the Borrower’s transfer agent, as applicable) for the full number of shares of Common Stock to which the Holder shall be entitled in satisfaction of the Borrower’s Fixed Conversion Obligation. The Person in whose name the certificate with restrictive legend (or book-entry with restricted security notation on the books of the Borrower’s transfer agent, if applicable) for any shares of Common Stock delivered upon conversion pursuant to this Section 4.03(a) is registered shall be treated as a shareholder of record as of the close of business on the relevant Fixed Conversion Date.

(ii)    Subject to Section 4.05, before the Holder shall be entitled to convert this Note pursuant to Section 4.01, the Holder shall (1) complete, manually sign and deliver an irrevocable notice to the Borrower as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) to the Borrower and state in writing therein the principal amount of this Note to be converted and the name or names (with addresses) in which the Holder wishes the

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certificate or certificates with restrictive legend (or book-entry with restricted security notation on the books of the Borrower’s transfer agent) for any shares of Common Stock to be delivered upon settlement of the Fixed Conversion Obligation to be registered, (2) surrender this Note, duly endorsed to the Borrower or in blank (and accompanied by appropriate endorsement and transfer documents), to the Borrower, and (3) if required, furnish appropriate endorsements and transfer documents. No Notice of Conversion with respect to this Note may be surrendered by the Holder if the Holder has also delivered a Fundamental Change Repurchase Notice to the Borrower in respect of this Note and has not validly withdrawn such Fundamental Change Repurchase Notice.

(b)    Conversions Pursuant to Section 4.02. Upon conversion of this Note pursuant to Section 4.02(a), the Borrower shall deliver to the Holder, in respect of each
$1,000 principal amount of this Note being converted, a number of shares, units or notes, as applicable of Qualified Securities equal to the Financing Conversion Rate, together with cash, if applicable, in lieu of delivering any fractional share, unit or note in accordance with Section 4.04. The Holder hereby agrees to execute and deliver to the Borrower all transaction documents entered into by other purchasers participating in the relevant Qualified Financing, including any purchase agreement, any investor rights agreement and other ancillary agreements, with representations and warranties and transfer restrictions substantially similar to those provided by the investors in such Qualified Financing. The Holder also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Borrower whereby the Holder agrees to indemnify the Borrower from any loss incurred by it in connection with this Note) on or promptly following the relevant Financing Closing Date. The Borrower shall, as soon as practicable thereafter (but in any event with five Business Days of the closing of the Qualified Financing), issue and deliver to the Holder a certificate or certificates (or a notice of issuance of uncertificated shares, units or notes, if applicable) for the applicable number of shares, units or notes, principal amount or liquidation preference, as applicable, of the Qualified Securities, in substantially the same form and manner as such
Qualified Securities are delivered to investors in the applicable Qualified Financing together with cash, if applicable, in lieu of delivering any fractional share, unit or note in accordance with Section 4.04 (the “Financing Conversion Obligation”). Any conversion of this Note pursuant to Section 4.02(a) shall be deemed to have been made immediately prior to the closing of the Qualified Financing (such date of closing, the “Financing Conversion Date”) and on and after such Financing Conversion Date the Persons entitled to receive the Qualified Securities issuable upon such conversion shall be treated for all purposes as the record holder of such Qualified Securities.

(c)    In case this Note shall be subject to any partial conversion, the Borrower shall execute and deliver to the Holder a new Note in authorized denominations in an aggregate principal amount equal to the unconverted portion of this Note, without payment of any service charge by the Holder but, if required by the Borrower, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Note issued upon such conversion being different from the name of the Holder of the old Note surrendered for such conversion.

(d)    Except as provided in Section 4.07, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of this Note as provided in this Article 4.

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(e)    Provisions of this Note that apply to conversion of this entire Note also apply to conversion of a portion of this Note.

(f)    Any Conversion Obligation with respect to this Note shall be computed on the basis of the aggregate principal amount of this Note (or specified portions thereof to the extent permitted thereby) so converted.

(g)    Notwithstanding anything to the contrary in this Note, the Borrower shall not issue any shares of Common Stock or other Qualified Securities upon conversion of this Note pursuant to Section 4.01 or Section 4.02 if the issuance of such Common Stock or other Qualified Securities, together with any securities issued in connection with any other related transactions that may be considered part of the same series of transactions for purposes of the rules of Nasdaq Stock Market LLC, would exceed the aggregate number of shares of Common Stock or shares, units or notes, as applicable, of other Qualified Securities that the Borrower may issue in a transaction in compliance with the Borrower’s obligations under the rules or regulations of Nasdaq Stock Market LLC (such aggregate number of shares, units or notes, as applicable, the “Conversion Cap”), except that such limitation shall not apply if the Borrower’s stockholders have approved issuances in excess of the Conversion Cap in accordance with the rules of Nasdaq Stock Market LLC.

(h)    Upon any conversion, simultaneously with the Borrower’s settlement of the applicable Conversion Obligation, the Borrower shall pay to the Holder a cash payment representing accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date.

Section 4.04. Fractional Shares. The Borrower shall not issue any fractional share of Common Stock or any fractional share, unit or note of Qualified Securities upon conversion of this Note and shall instead pay cash in lieu of delivering any fractional share of Common Stock or any fractional share, unit or note of Qualified Securities issuable upon conversion based on the Last Reported Sale Price on the relevant Fixed Conversion Date (in the case of Common Stock deliverable in respect of any Fixed Conversion Obligation) or the purchase price of each share, unit or note of Qualified Securities paid by the investors in the relevant Qualified Financing (in the case of Qualified Securities deliverable in respect of any Financing Conversion Obligation).

Section 4.05. Taxes on Conversion. Except as provided in the next sentence, the Borrower shall pay any and all documentary, stamp or similar issue or transfer tax due and duties on the issuance of Common Stock or Qualified Securities upon conversion of this Note pursuant hereto. The Holder shall be liable for and shall be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or Qualified Securities in a name other than that of the Holder, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Borrower the amount of any such tax or duty, or has established to the satisfaction of the Borrower that such tax or duty has been paid.

Section 4.06. Certain Covenants. (a) The Borrower covenants that all shares of Common Stock or other Qualified Securities issued upon conversion of this Note shall be (as applicable) newly issued, duly authorized, validly issued, fully paid and non- assessable, enforceable against the Borrower in accordance with their terms, and shall be free from preemptive or similar rights and free from all taxes, liens and charges with respect to the issue thereof.

(b)    The Borrower covenants that, if any shares of Common Stock or other Qualified Securities to be provided for the purpose of conversion of this Note require

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registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock or Qualified Securities may be validly issued upon conversion, the Borrower shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)    The Borrower further covenants that if at any time the Common Stock or other Qualified Securities shall be listed on any national securities exchange or automated quotation system the Borrower will use reasonable best efforts to list and keep listed, so long as the Common Stock or such other Qualified Securities shall be so listed on such exchange or automated quotation system, any Common Stock or Qualified Securities issuable upon conversion of this Note.

(d)    The Borrower shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common
Stock to provide for conversion of this Note pursuant to Section 4.01 from time to time as this Note is presented for conversion.

Section 4.07. Adjustment of Conversion Rate. The Fixed Conversion Rate shall be adjusted from time to time by the Borrower if any of the following events occurs, except that the Borrower shall not make any adjustments to the Fixed Conversion Rate if the Holder participates (other than in the case of (x) a share split or share combination or
(y)    a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding this Note, in any of the transactions described in this Section 4.07, without having to convert this Note, as if it held a number of shares of Common Stock equal to the Fixed Conversion Rate, multiplied by the principal amount (expressed in thousands) of this Note held by the Holder.

(a)    If the Borrower issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or effects a share split or share combination of its Common Stock, the Fixed Conversion Rate shall be adjusted based on the following formula:

𝐶𝑅1 = 𝐶𝑅0 ×	𝑂𝑆1
𝑂𝑆0
where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR1 = the Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or share combination, as

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the case may be (before giving effect to any such dividend, distribution, split or combination); and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustments made pursuant to this Section 4.07(a) shall become effective immediately after (x) the close of business on the Record Date for such dividend or distribution or (y) the open of business on the effective date of such split or combination, as applicable. If any dividend or distribution described in this Section 4.07(a) is declared but not so paid or made, effective as of the date the Board of Directors determines not to pay such dividend or distribution, the new Fixed Conversion Rate shall again be adjusted to the Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)    If the Borrower distributes to all or substantially all holders of Common Stock any rights, options or warrants entitling them to purchase, for a period of not more than 45 days after the announcement date for the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the announcement date for such distribution, the Fixed Conversion Rate shall be adjusted based on the following formula:

𝐶𝑅1 = 𝐶𝑅0 ×	𝑂𝑆0+ 𝑋
𝑂𝑆0+ 𝑌

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 = the Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X =    the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

For purposes of this Section 4.07(b), in determining whether any rights, options or warrants entitle the Holder to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for the

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applicable ten consecutive Trading Day period, there shall be taken into account any consideration received by the Borrower for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash, to be determined by the Board of Directors.

Any adjustment made pursuant to this Section 4.07(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Fixed Conversion Rate shall be decreased to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Fixed Conversion Rate shall be decreased to the Fixed Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred.

(c)    If the Borrower distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Borrower or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment is effected in Section 4.07(a) or Section 4.07(b), (ii) dividends or distributions paid exclusively in cash, as to which the provisions of Section 4.07(d) shall apply, (iii) dividends or distributions that constitute Reference Property following an event described in Section 4.10 and (iv) Spin-Offs to which the provisions set forth below in this Section 4.07(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Fixed Conversion Rate shall be adjusted based on the following formula:

𝐶𝑅1 = 𝐶𝑅0 ×	𝑆𝑃0
𝑆𝑃0 - FMV

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 = the Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of Distributed Property with respect to each outstanding share of Common Stock as of the close of business on the Record Date for such distribution.

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Any adjustment made under the portion of this Section 4.07(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Fixed Conversion Rate shall be decreased to the Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, the Holder shall receive, in respect of each $1,000 principal amount of this Note, at the same time and upon the same terms as holders of Common Stock receive the Distributed Property, the amount and kind of Distributed Property the Holder would have received if the Holder owned a number of shares of Common Stock equal to the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for the distribution. If the Board of Directors determines the “FMV” as set forth above of any distribution for purposes of this Section 4.07(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4.07(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of the Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Fixed Conversion Rate shall instead be adjusted based on the following formula:

𝐶𝑅1 = 𝐶𝑅0 ×	𝐹𝑀𝑉0 + 𝑀𝑃0
𝑀𝑃0

Where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 = the Fixed Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period immediately after, and including, the Ex-Dividend Date for such Spin-Off (such period, the “Valuation Period”); and

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MP0 = the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur at the close of business on the last Trading Day of the Valuation Period; provided that, for purposes of determining the Fixed Conversion Rate in respect of any conversion during the Valuation Period, references within the previous paragraph to “ten” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date. If any such dividend or distribution described in the preceding paragraph of this Section 4.07(c) is declared but not paid or made, the new Fixed Conversion Rate shall be readjusted to be the Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 4.07(c) (and subject in all respect to Section 4.13), rights, options or warrants distributed by the Borrower to all holders of its Common Stock entitling such holders to subscribe for or purchase shares of the Borrower’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.07(c) (and no adjustment to the Fixed Conversion Rate under this Section 4.07(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rate shall be made under this Section 4.07(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rate under this Section 4.07(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.07(a), Section 4.07(b) and this Section 4.07(c), if any dividend or distribution to which this Section 4.07(c) is applicable also includes one or both of:

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(A)    a dividend or distribution of shares of Common Stock to which Section 4.07(a) is applicable (the “Clause A Distribution”); or
(B)    a dividend or distribution of rights, options or warrants to which Section 4.07(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.07(c) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this Section 4.07(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by Section 4.07(a) and Section 4.07(b) with respect thereto shall then be made, except that, if determined by the Borrower (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 4.07(a) or “outstanding immediately prior to the close of business on the Record Date for such distribution” within the meaning of Section 4.07(b).

(d)    If any cash dividend or cash distribution is made to all or substantially all holders of Common Stock, the Fixed Conversion Rate shall be adjusted based on the following formula:

𝐶𝑅1 = 𝐶𝑅0 ×	𝑆𝑃 0
𝑆𝑃 - 𝐶

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1 = the Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =    the amount in cash per share of Common Stock the Borrower distributes to holders of Common Stock.

An adjustment to the Fixed Conversion Rate made pursuant to this Section 4.07(d) shall become effective immediately after the close of business on the Record Date for the applicable dividend or distribution. If any dividend or distribution described in

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this Section 4.07(d) is declared but not so paid or made, the new Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, the Holder shall receive, for each $1,000 principal amount of this Note, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that the Holder would have received if the Holder owned a number of shares of Common Stock equal to the Fixed Conversion Rate in effect on the Record Date for such cash dividend or distribution.

(e)    If the Borrower or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Fixed Conversion Rate shall be adjusted based on the following formula:

𝐶𝑅1 = 𝐶𝑅0 ×	𝐴𝐶 + (𝑆𝑃1 × 𝑂𝑆1)
𝑂𝑆0 × 𝑆𝑃1

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1 = the Fixed Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

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SP1 = the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Fixed Conversion Rate under this Section 4.07(e) shall become effective immediately following the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that in respect of any conversion of this Note, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the Conversion Date in determining the Fixed Conversion Rate.

(f)    For purposes of this Section 4.07, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Borrower so long as the Borrower does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Borrower, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(g)    All calculations under this Article 4 shall be made to the nearest cent or to the nearest 1/10,000th of a share, unit or note.

(h)    If the application of the foregoing formulas in Section 4.07 would result in a decrease in the Fixed Conversion Rate, no adjustment to the Fixed Conversion Rate shall be made (except on account of share combinations).

(i)    Notwithstanding anything to the contrary in this Section 4.07, the Fixed Conversion Rate shall not be adjusted:

(i)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Borrower and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)    upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of, or assumed by, the Borrower or any of its Subsidiaries;

(iii)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv)    upon the issuance of Rights under a Rights Plan unless, prior to conversion, the Rights issued under such Rights Plan have separated from the Common Stock;
(v)    for a change in the par value of the Common Stock;

(vi)    for accrued and unpaid interest; or

(vii)    solely on account of the purchase price, exchange price or conversion price in any Qualified Financing or Non-Qualified Financing being less than $1,000 divided by the Fixed Conversion Rate.

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Section 4.08. Notice of Adjustment. Whenever the Fixed Conversion Rate is required to be adjusted pursuant to this Note, the Borrower shall promptly deliver to the Holder a notice of the adjustment, briefly stating the facts requiring the adjustment, the adjusted Fixed Conversion Rate and the manner of computing it. Failure to deliver such notice or any defect therein shall not affect the validity of any such adjustment.

Section 4.09. Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Borrower, the Borrower shall deliver to the Holder and provide to the Holder a written notice stating the proposed effective date. The Borrower shall deliver such notice at least 20 days before such proposed effective date. Failure to deliver such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.
Section 4.10. Effect of Reclassification, Consolidation, Merger or Sale On Conversion Privilege.

(a)    If any of the following events occur:

(i)    any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination);

(ii)    any consolidation, merger, combination or similar transaction involving the Borrower;

(iii)    any sale, conveyance, lease or other transfer to any third party of all or substantially all of the consolidated property and assets of the Borrower and its Subsidiaries; or

(iv)    any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right of the Holder to convert each $1,000 principal amount of this Note pursuant to Section 4.01(a) shall be changed into a right of the Holder to convert such principal amount of this Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Fixed Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, this Note shall be deemed to provide for such change in the convertibility of this Note, including anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 4, and the Borrower or the successor or purchasing Person, as the case may be, shall execute a supplement to this Note at such time to evidence the foregoing; provided, however, that at and after the effective time of the Merger Event the number of shares of Common Stock otherwise deliverable upon conversion of this Note pursuant to Section 4.03(a) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event.

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If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which this Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions pursuant to Section 4.01(a) for which the relevant Fixed Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of this Note shall be solely cash in an amount equal to the Fixed Conversion Rate in effect on the Fixed Conversion Date, multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Borrower shall satisfy the Fixed Conversion Obligation by paying cash to the converting Holder on the second Business Day immediately following the relevant Fixed Conversion Date. The Borrower shall notify the Holder of such weighted average as soon as practicable after such determination is made but in no event later than the third (3rd) Business Day following the effective date of the Merger Event.

If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then an assumption of this Note shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 9.

(b)    When this Note is modified or amended pursuant to subsection (a) of this Section 4.10, the Borrower shall promptly provide to the Holder a notice briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.
Failure to deliver such notice shall not affect the legality or validity of such modification or amendment to this Note.

(c)    The Borrower shall not become a party to any Merger Event unless its terms are consistent with this Section 4.10. None of the foregoing provisions shall affect the right of the Holder to convert this Note into shares of Common Stock pursuant to Section 4.01(a) prior to the effective date of such Merger Event.

(d)    The above provisions of this Section 4.10 shall similarly apply to successive Merger Events.

Section 4.11. Voluntary Increase; Nasdaq Compliance. The Borrower from time to time may increase the Fixed Conversion Rate, to the extent permitted by law and subject to any applicable shareholder approval requirements pursuant to the listing standards of The Nasdaq Global Market or such other United States securities exchange on which the Common Stock is traded, by any amount for any period of at least 20 days, if the Board of Directors determines that such increase shall be in the Borrower’s best interests. The Borrower may (but is not required to) make such increase in the Fixed Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from a dividend or distribution of stock, or rights to acquire stock, or similar event. The Borrower shall provide at least 15 days’ written notice to the Holder of any increase under this Section 4.11, and such

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notice shall state the increased Fixed Conversion Rate and the period during which it will be in effect.

Section 4.12. Adjustments of Prices. Whenever any provision of this Note requires the Borrower to calculate the Last Reported Sale Prices over a span of multiple days, the Borrower will make appropriate adjustments to the Last Reported Sale Prices to account for any adjustment to the Fixed Conversion Rate that becomes effective, or any event requiring an adjustment to the Fixed Conversion Rate where the Ex-Dividend Date, Record Date, effective date or expiration date of the event occurs at any time during the period when the Last Reported Sale Prices are to be calculated. The Borrower will provide a schedule of its calculations the Holder.

Section 4.13. Rights Plan. To the extent that the Borrower has a Rights Plan in effect upon conversion of this Note into Common Stock, the Holder shall receive upon conversion of this Note, the Rights under the Rights Plan, unless prior to conversion, the Rights have separated from the Common Stock, in which case, and only in such case, the Fixed Conversion Rate shall be adjusted at the time of separation as if the Borrower distributed to all or substantially all holders of Common Stock Distributed Property as described in Section 4.07(c) above, subject to readjustment in the event of the expiration, termination or redemption of such Rights.

ARTICLE 5 SECURITY

Section 5.01. Grant of Security. The Borrower and each Guarantor hereby grants and pledges to the Holder to secure the payment and performance in full of all of the Obligations, a continuing first-priority (subject to Permitted Liens) security interest (the “Security Interest”) in the Collateral, wherever located, whether now owned or hereafter acquired or arising.

Section 5.02. Perfection of Security Interest. Subject to the limitations set forth herein, the Borrower and each Guarantor shall take all action that the Holder may reasonably request, to maintain the validity, perfection (including by way of control), enforceability and priority of the Holder’s Security Interest in and Lien on the Collateral, or to enable the Holder to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, executing and delivering financing statements (including Fixture filings), instruments of pledge and other documents as the Holder may reasonably request, in each case in form and substance reasonably satisfactory to the Holder, relating to the creation, validity, perfection (including by way of control), maintenance or continuation of the Holder’s Security Interest granted hereunder under the UCC or other applicable law. The Borrower or the applicable Guarantor will use commercially reasonable efforts to obtain the consent of the Test Site Landlord to the extent required under the Test Site Leases to the recordation of UCC-1 financing statements (covering fixtures) in the real property records of Kern County, California.
By its signature hereto, the Borrower and each Guarantor hereby authorizes the Holder to file against the Borrower and each such Guarantor, one or more financing, continuation or amendment statements (including fixture filings) pursuant to the UCC in form and substance reasonably satisfactory to the Holder (which statements may name the Borrower or relevant Guarantor (as applicable) as debtor and have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets and the proceeds thereof, whether now owned or hereafter acquired” and/or “all personal property and the proceeds thereof, whether now owned or hereafter acquired” of the Borrower or any Guarantor or words with similar effect or, in the case of fixture filings, a sufficient description of the real property to

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which such Collateral relates). The Holder is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office notices of grant of the Security Interest in Intellectual Property constituting Collateral and such other documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Borrower and each such Guarantor in its United States Patents, United States Trademarks and United States Copyrights, with or without the signature of the Borrower or each such Guarantor (as applicable), and naming the Borrower or each such Guarantor (as applicable), as debtors and the Holder as secured party. Notwithstanding anything herein to the contrary, (A) no security documents governed by laws of any jurisdiction other than the United States and its subdivisions or perfection under the laws of any such other jurisdiction shall be required and none of the Borrower nor any Guarantor will be required to take any action in such other jurisdiction (including conducting any lien search or filing in such other jurisdiction), (B) perfection by control shall not be required with respect to any asset requiring perfection through control agreements, including Deposit Accounts, Securities Accounts and Commodities Accounts (other than control of Pledged Interests that constitute Collateral) and no blocked account agreement, account control agreement or similar agreement shall be required, (C) no notices shall be required to be sent to insurers, account debtors or other contractual third parties while no Event of Default has occurred and is continuing and (D) none of the Borrower nor any Guarantor shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement.

Section 5.03. Pledged Shares.

(a)    Unless and until an Event of Default shall have occurred and be continuing:

(i)    the Borrower and each Guarantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of such Equity Interests or any part thereof for any purpose not prohibited by the terms of this Note or which does not otherwise impair the rights and remedies of the Holder hereunder; and

(ii)    the Borrower and each Guarantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Equity Interests pledged hereunder to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of this Note and applicable law.

(b)    Upon the occurrence and during the continuance of an Event of Default, the Holder may transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Shares, exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Shares as though the Holder was the outright owner thereof. All dividends, interest, principal and other distributions in respect of any of the Pledged Shares owned by the Borrower or any Guarantor, whenever paid or made in contravention with this Section 5.03(b), shall be delivered to the Holder and shall, if received by the Borrower or such Guarantor (as applicable), be received in trust for the benefit of the Holder, be segregated from the other property or funds of the Borrower or such Guarantor (as applicable), and be forthwith delivered to the Holder in the same form as so received (with any necessary endorsement). The Borrower and each Guarantor that is an issuer of Pledged Shares confirms that it has received notice of the

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Security Interest, consents to the Security Interest and agrees to transfer record ownership of the securities issued by it in connection with any request by the Holder at any time an Event of Default has occurred and is continuing.
(c)    The Borrower and each Guarantor hereby irrevocably constitutes and appoints the Holder as its proxy and attorney in fact with respect to its Pledged Shares after the occurrence and during the continuance of an Event of Default, including the right to vote such Pledged Shares, with full power of substitution to do so. In addition to the right to vote any such Pledged Shares, the appointment of the Holder as such proxy and attorney-in-fact after the occurrence and during the continuance of an Event of Default shall include the right to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Shares would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings). Such proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such pledged collateral on the record books of the issuer thereof) by any person (including the issuer of such pledged collateral or any officer or agent thereof), after the occurrence and during the continuance of an Event of Default. The appointment of the Holder as proxy and attorney-in-fact after the occurrence and during the continuance of an Event of Default in this Section 5.03 is coupled with an interest and shall be irrevocable until the date on which this Note is terminated.

Section 5.04. Further Assurances. Subject to the limitations set forth in the last sentence of Section 5.02, the Borrower and each Guarantor shall execute any further instruments and take further action as the Holder reasonably requests to perfect (including by way of control), confirm perfection of or continue the Holder’s first- priority Security Interest (subject to Permitted Liens) in the Collateral to the extent contemplated hereunder or to effect the purposes of this Note (including, without limitation, if so requested by the Holder, delivering to the Holder (a) all certificates representing Pledged Shares it holds, acquires or obtains, accompanied by duly executed stock powers or instruments of transfer in blank, (b) Instruments evidencing Pledged Debt, duly endorsed and accompanied by duly executed instruments of transfer or assignment, (c) all action, instruments and filings necessary to perfect the Security Interest in any aircraft, aircraft engines (including spare aircraft parts) and related aircraft assets that constitute Collateral and (d) notice of any registered or applied for United States Patent, United States Trademark or United States Copyright that constitutes Collateral or any Commercial Tort Claim that constitutes Collateral).

Section 5.05. Secured Creditor Rights.

(a)    The Holder shall have, in addition to the rights and remedies that it may have under this Note, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

(b)    The rights of the Holder hereunder shall not be released, diminished, impaired, reduced or adversely affected by (i) any full or partial release of any Security Interest in or Lien on the Collateral securing the Obligations other than with respect to the Collateral released from such Security Interest or Lien in accordance with the terms of this Note, (ii) action taken or omitted to be taken by the Holder in connection with the Obligations, in accordance with the provisions of this Note (including, without limitation, any amendment or waiver of, or increase in any amount owing under, this Note), whether or not such action or omission prejudices the Borrower or any Guarantor or (iii) notice of any of the foregoing.

Section 5.06. Releases of Security Interest.

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(a)    The Security Interest granted hereunder shall be automatically terminated and released in all Collateral of the Borrower and each Guarantor upon discharge and satisfaction of this Note. Upon release of any Guarantor from its Guarantee pursuant to Section 11.06, such Guarantor and all Collateral of such Guarantor shall be automatically released from the grant of Security Interest hereunder.

(b)    In addition, upon sale or other disposition of any Collateral with a fair market value, when taken together with all other Collateral released pursuant to this Section 5.06(b), less than $100,000 of the Borrower or any Guarantor in a transaction not prohibited by this Note, the Security Interest in such Collateral shall be released.

(c)    Other than as set forth in Section 5.06(a) and (b), the Security Interest in any Collateral shall only be released and terminated with the prior written agreement of the Holder.

(d)    At the request and sole expense of the Borrower or applicable Guarantor, Holder shall execute and deliver to, and authorize the filing by, the Borrower or such Guarantor all releases and other documents necessary to evidence or in connection with such termination and/or release and Holder shall return to the Borrower and the Guarantors all applicable Collateral in its possession.

ARTICLE 6 DEFAULT AND REMEDIES

Section 6.01. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (hereinafter “Event of Default”) under this Note:

(a)    the Borrower fails to pay when due the principal of this Note at the Maturity Date, upon Optional Redemption, upon exercise of a repurchase right hereunder or otherwise;

(b)    the Borrower fails to pay an installment of interest on this Note for 30 days or more after the date when due;

(c)    the Borrower fails to deliver consideration due in respect of its Conversion Obligation upon conversion of this Note within the time periods specified in Section 4.03, and such failure continues for a period of three Business Days;
(d)    the Borrower fails to provide a Fundamental Change Borrower Notice when due in accordance with Section 9.01 or a notice pursuant to Section 4.02(b) when due, and in either case such failure continues for a period of four Business Days;

(e)    the Borrower fails to comply with its obligations under Section 7.01;

(f)    the Borrower fails to perform or observe any other term, covenant or agreement contained in this Note for a period of 60 days after written notice of such failure, requiring the Borrower to remedy the same, shall have been given to the Borrower by the Holder;

(g)    default by the Borrower or any Subsidiary of the Borrower with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for borrowed money in excess of $1,000,000 in the aggregate of the Borrower and/or any such Subsidiary,

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whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable, (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise or (iii) otherwise, which such default is not cured or remedied within the time prescribed by its governing documents or if no time is prescribed within twenty (20) Business Days;

(h)    a final judgment or judgments for the payment of $1,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Borrower or any Subsidiary of the Borrower, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)    an involuntary case or other proceeding shall be commenced against the Borrower, any Guarantor or any Significant Subsidiary (or any group of the Borrower’s Subsidiaries that, taken together, would constitute a Significant Subsidiary) seeking liquidation, reorganization or other relief with respect to the Borrower, such Guarantor or any Significant Subsidiary (or any group of the Borrower’s Subsidiaries that, taken together, would constitute a Significant Subsidiary) or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Borrower, such Guarantor or any Significant Subsidiary (or any group of the Borrower’s Subsidiaries that, taken together, would constitute a Significant Subsidiary) or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days;

(j)    the Borrower, any Guarantor or any Significant Subsidiary (or any group of the Borrower’s Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)    commences as a debtor a voluntary case or proceeding;
(ii)    consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(iii)    consents to the appointment of a Receiver of it or for all or substantially all of its property;

(iv)    makes a general assignment for the benefit of its creditors;

(v)    files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi)    consents to the filing of such a petition or the appointment of or taking possession by a Receiver;

(k)    a Termination of Trading shall have occurred;

(l)    except as permitted in this Note, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on its behalf, shall deny or disaffirm its obligations under its Guarantee;

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(m)    this Note that purports to create a Lien, shall, for any reason, fail or cease to create, to the extent contemplated pursuant to the terms hereunder, a valid and perfected first-priority Lien on any material portion of the Collateral; or

(n)    the Security Interest granted on any of the Collateral under this Note shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Note.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

Section 6.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the portion of this Note that is Outstanding (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) hereof in respect of the Borrower or any Guarantor) occurs and is continuing, the Holder may declare the portion of this Note that is Outstanding due and payable at its principal amount plus any accrued and unpaid interest, and thereupon the Holder may, at its discretion, proceed to protect and enforce its rights by the appropriate judicial proceedings. Such declaration may be rescinded and annulled by the written consent of the Holder.

If an Event of Default specified in Section 6.01(i) or Section 6.01(j) hereof in respect of the Borrower or any Guarantor occurs and is continuing, then all unpaid principal of, and accrued and unpaid interest on, the portion of this Note that is Outstanding shall become immediately due and payable, without any declaration or other act on the part of the Holder.
The Holder may rescind and annul an acceleration and its consequences if:

(a)    all existing Events of Default, other than the nonpayment of principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) of or interest on this Note which has become due solely because of the acceleration, have been remedied, cured or waived; and

(b)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 6.01(g) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 6.01(g) hereof, then, without any further action by the Holder, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03. Other Remedies.

(a)    If an Event of Default with respect to the portion of this Note that is Outstanding occurs and is continuing, the Holder may (i) pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, this Note or to enforce the performance of any provision of this Note, (ii) exercise on behalf of itself all rights and remedies available to it under this Note, (iii) enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its Security Interest and pay all expenses incurred, (iv) ship, reclaim, recover, store,

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finish, maintain, repair, prepare for sale, advertise for sale, realize and sell the Collateral and/or (v) exercise all rights and remedies available to the Holder under this Note or at law or equity, including all remedies provided under the UCC (including disposal of the Collateral pursuant to the terms thereof) or other applicable law; provided that, to the extent any portion of the Collateral is subject to Export Control Regulations, the Holder agrees to comply with such applicable Export Control Regulations in all material respects in connection with the exercise of rights under this Article 6 against such portion of Collateral.

(b)    The Borrower and each Guarantor grants the Holder (i) a license to enter and occupy any of its premises, without charge, to exercise any of the Holder’s rights or remedies upon the occurrence and during the continuance of an Event of Default and (ii) a non-exclusive, royalty-free license and right to use the labels, Patents, Copyrights, mask works, trade secrets, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, solely in completing production of, advertising for sale, and selling any Collateral and solely in connection with the Holder’s exercise of its rights under this Article 6.
Section 6.04. Waiver of Past Defaults. The Holder may waive an existing Default or Event of Default. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Note; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon

Section 6.05. Unconditional Right of Holder to Receive Payment and to Convert.
Notwithstanding any other provision in this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal amount (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest in respect of this Note, on or after the respective due dates expressed in this Note, and to convert this Note in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, and shall not be impaired or affected without the consent of the Holder.

Section 6.06. Restoration of Rights and Remedies. If the Holder has instituted any proceeding to enforce any right or remedy under this Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Borrower and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

Section 6.07. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note in Section 12.13, no right or remedy conferred in this Note upon or reserved to the Holder of this Note is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.08. Delay or Omission Not Waiver. No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any

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acquiescence therein. Every right and remedy given by this Article 6 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

Section 6.09. Waiver of Stay or Extension Laws. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Holder, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
CONSOLIDATIONS; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 7.01. Consolidations; Merger; Conveyance; Transfer or Lease.

(a)    The Borrower may not, without the consent of the Holder, consolidate with, merge into or convey, transfer or lease all or substantially all of the property and assets of the Borrower and its Subsidiaries, taken as a whole, to another Person (other than a transfer of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to one or more direct or indirect wholly-owned Subsidiaries) (a “Business Combination Event”) unless:

(i)    the resulting, surviving or transferee Person either (1) is the Borrower or (2) if not the Borrower, is a Qualified Successor Entity (such Qualified Successor Entity, the “Successor Entity”) organized and existing under the laws of the United States of America or any State thereof or the District of Columbia that expressly assumes, by an assignment and assumption agreement, executed and delivered to the Holder, in form reasonably satisfactory to the Holder, the obligations of the Borrower under this Note; and

(ii)    at the time of, and after giving effect to, such Business Combination Event, no Default or Event of Default shall have occurred and be continuing.

Section 7.02. Successor Substituted. At the effective time of any Business Combination Event that complies with Section 7.01, the Successor Entity (if not the Borrower) shall succeed to, and be substituted for, and may exercise every right and power of, Borrower under this Note with the same effect as if such successor Person had been named as the Borrower herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under an assignment and assumption agreement, the predecessor Person shall be relieved of all obligations and covenants under the this Note.

ARTICLE 8
TAX TREATMENT

Section 8.01. Tax Treatment. Each of the Borrower and the Holder agree to treat this Note as debt for U.S. federal and other applicable income tax purposes and to perform all tax reporting, withholding and other tax compliance in manner consistent with such treatment unless otherwise required pursuant to a “determination” within the

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meaning of Section 1313(a) of the Code. Payments under this Note shall be made net of any applicable withholding tax (and, for the avoidance of doubt, such withheld amounts shall be treated for all purposes of this Note as having been paid to the person in respect of whom such withholding was made).

ARTICLE 9
REPURCHASE OF NOTE UPON A FUNDAMENTAL CHANGE

Section 9.01. Repurchase of Note at Option of the Holder Upon a Fundamental Change.

(a)    If a Fundamental Change occurs prior to the Maturity Date, the Holder shall have the right, at the option of the Holder, to require the Borrower to repurchase all or any portion of this Note at the Fundamental Change Repurchase Price, on the date specified by the Borrower that is not less than twenty (20) days and not more than thirty- five (35) days after the date of the Fundamental Change Borrower Notice pursuant to Section 9.01(b) (the “Fundamental Change Repurchase Date”). The Holder may require the Borrower to repurchase fewer than all of the entire principal amount of this Note only if the principal amount of this Note to be repurchased is an integral multiple of
$1,000.

(b)    Notwithstanding the foregoing, this Note may not be repurchased by the Borrower on any date at the option of the Holders upon a Fundamental Change if the principal amount of this Note has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Borrower in the payment of the Fundamental Change Repurchase Price with respect to this Note).

(c)    On or before the 15th day after the Fundamental Change Effective Date, the Borrower shall deliver a written notice of the occurrence of the Fundamental Change, and of the repurchase right arising therefrom, to the Holder at the notice address in Section
12.01    (the “Fundamental Change Borrower Notice”). The Fundamental Change Borrower Notice shall set forth the Holder’s right to require the Borrower to purchase this Note and specify:

(i)    the events causing such Fundamental Change;

(ii)    the Fundamental Change Effective Date;

(iii)    the last date by which the Fundamental Change Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 9.01;

(iv)    the Fundamental Change Repurchase Price;

(v)    the Fundamental Change Repurchase Date;

(vi)    that if a Fundamental Change Repurchase Notice has been delivered by a Holder, this Note may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Note; and
(vii)    the procedures that the Holder must follow to require the Borrower to repurchase this Note under this Section 9.01.

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No failure of the Borrower to give the foregoing notices or defect therein shall limit the Holder’s right to exercise its right to cause the Borrower to repurchase this Note pursuant to this Section 9.01.

(d)    Repurchases of the principal of this Note under this Article 9 shall be made upon delivery to the Borrower by the Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in the Form of Fundamental Change Repurchase Notice in Attachment 2 to this Note before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

Each Fundamental Change Repurchase Notice shall state:

(i)    the portion of the principal amount of this Note to be repurchased, which must be $1,000 or an integral multiple thereof (provided that any portion of this Note not to be repurchased is in the minimum principal amount of $1,000); and

(ii)    that this Note is to be repurchased by the Borrower pursuant to the applicable provisions of this Note.

Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Borrower in accordance with Section 9.02.

Section 9.02. Withdrawal of Fundamental Change Repurchase Notice.

(a)    A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Borrower in accordance with this Section 9.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:

(i)    the principal amount of this Note with respect to which such notice of withdrawal is being submitted; and

(ii)    the principal amount, if any, of this Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (provided that any portion of this Note not to be repurchased is in the minimum principal amount of
$1,000).
Section 9.03. Note Repurchased In Part. Upon surrender of the portion of this Note that is to be repurchased only in part in accordance with Section 9.01, and promptly after the Fundamental Change Repurchase Date, the Borrower shall execute and deliver to the Holder, without service charge, a new Note, of such authorized denomination or denominations as may be requested by the Holder (which must be an integral multiple of $1,000 and which must be at least $1,000), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of this Note so surrendered that is not repurchased.

Section 9.04. Payment of Fundamental Change Repurchase Price. The Borrower shall pay the Fundamental Change Repurchase Price for this Note (or the applicable portion thereof) surrendered for repurchase (and not validly withdrawn prior to the close

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of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) on the later of (i) the Fundamental Change Repurchase Date and (ii) the time of the delivery of this Note to the Borrower by the Holder.

Section 9.05. Covenant to Comply with Applicable Laws Upon Repurchase of Note. In connection with any repurchase offer pursuant to this Article 9, the Borrower shall, if required:

(a)    comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)    file a Schedule TO or any successor or similar schedule; and

(c)    otherwise comply with all federal and state securities laws in connection with any offer by the Borrower to repurchase this Note;

in each case, so as to permit the rights and obligations under this Article 9 to be exercised in the time and in the manner specified in this Article 9.

ARTICLE 10 REDEMPTION

Section 10.01. Optional Redemption. The Borrower may redeem (an “Optional Redemption”) for cash all or any portion of this Note at the Redemption Price.

Section 10.02. Notice of Optional Redemption.

(a)    In case the Borrower exercises its Optional Redemption right to redeem all or any part of this Note pursuant to Section 10.01, it shall fix a date for redemption (each, a “Redemption Date”) and it shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 20 nor more than 60 calendar days prior to the Redemption Date to the Holder. The Redemption Date must be a Business Day.

(b)    Each Redemption Notice shall specify:
(i)    the Redemption Date;

(ii)    the Redemption Price;

(iii)    that on the Redemption Date, the Redemption Price will become due and payable upon this Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)    that the Holder may surrender this Note for conversion at the Fixed Conversion Rate at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

(v)    the procedures the Holder must follow to convert this Note;

(vi)    the Fixed Conversion Rate;

(vii)    in case this Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of this Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

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A Redemption Notice shall be irrevocable.

Section 10.03. Payment of Redemption Price. If any Notice of Redemption has been given in respect of this Note in accordance with Section 10.02, this Note (or the applicable portion thereof) shall become due and payable on the Redemption Date at the applicable Redemption Price. On presentation and surrender of this Note to the Borrower, this Note (or the applicable portion thereof) shall be paid and redeemed by the Borrower at the applicable Redemption Price.

Section 10.04. Note Redeemed in Part. Upon surrender of the portion of this Note that is to be redeemed only in part in accordance with Section 10.01, and promptly after the Redemption Date, the Borrower shall execute and deliver to the Holder, without service charge, a new Note, of such authorized denomination or denominations as may be requested by the Holder (which must be an integral multiple of $1,000 and which must be at least $1,000), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of this Note so surrendered that is not redeemed.

Section 10.05. Restrictions on Redemption. The Borrower may not redeem any portion of this Note on any date if the principal amount of this Note has been accelerated in accordance with the terms of this Note, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Borrower in the payment of the Redemption Price with respect to this Note).
ARTICLE 11 GUARANTEE

Section 11.01. Subsidiary Guarantees. (a) Subject to this Article 11, each Guarantor hereby, jointly and severally, unconditionally guarantees to the Holder, irrespective of the validity and enforceability of this Note or the obligations of the Borrower hereunder, that:

(i)    the principal of (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) and interest on, this Note, and the payment and, if applicable, delivery of any consideration due upon conversion of this Note, shall be promptly paid and, if applicable, delivered in full when due under this Note, whether at maturity, by acceleration, upon repurchase, upon redemption, upon conversion or otherwise, and interest on the overdue principal of (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) and interest on this Note, if any, if lawful, and all other payment and, if applicable, delivery obligations of the Borrower to the Holder hereunder shall be promptly paid and, if applicable, delivered in full or performed, all in accordance with the terms hereof; and

(ii)    in case of any extension of time of payment or, if applicable, delivery or renewal of this Note or any of such other obligations, that same shall be promptly paid and, if applicable, delivered in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, upon redemption, upon conversion or otherwise.

Failing payment or, if applicable, delivery when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay and, if applicable, deliver the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

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(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of this Note, the absence of any action to enforce the same, any waiver or consent by the Holder with respect to any provisions hereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in this Note or upon the release of such Guarantee pursuant to Section 11.06.

(c)    If the Holder is required by any court or otherwise to return to the Borrower, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Borrower or the Guarantors, any amount paid or, if applicable, delivered by the Borrower or the Guarantors to the Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holder in respect of any obligations guaranteed hereby until payment and, if applicable, delivery in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holder, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of Guarantees. The Guarantors shall have the right to seek contribution from any non- paying or, if applicable, non-delivering Guarantor so long as the exercise of such right does not impair the rights of the Holder under the Guarantees.

Section 11.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of this Note, the Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11, U.S. Code or any similar federal or state law for the relief of debtors, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Guarantee. To effectuate the foregoing intention, the Holder and each Guarantor hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments and, if applicable, deliveries made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03. Execution and Delivery of Guarantee. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on this Note a notation of such Guarantee.

Section 11.04. Consolidations; Merger; Conveyance; Transfer or Lease by Guarantors. Each Guarantor may not, without the consent of the Holder, consolidate with, merge into or convey, transfer or lease all or substantially all of the property and assets of such Guarantor and its Subsidiaries, taken as a whole, to another Person (other

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than a transfer of all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to the Borrower or one or more direct or indirect Wholly Owned Subsidiaries of the Borrower) (a “Guarantor Business Combination Event”) unless:

(i)    the resulting, surviving or transferee Person (the “Successor Guarantor”) either (1) is such Guarantor or (2) if not such Guarantor, is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and is treated as the same type of entity for U.S. federal income tax purposes as such Guarantor and expressly assumes, by an assignment and assumption agreement, executed and delivered to the Holder, in form reasonably satisfactory to the Holder, the obligations of such Guarantor under its Guarantee; and

(ii)    at the time of, and after giving effect to, such Guarantor Business Combination Event, no Default or Event of Default shall have occurred and be continuing.

Section 11.05. Successor Guarantor Substituted. At the effective time of any Guarantor Business Combination Event that complies with Section 11.04 the Successor Guarantor (if not the Guarantor) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Note with the same effect as if such successor Person had been named as a Guarantor herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under an assignment and assumption agreement, the predecessor Person shall be relieved of all obligations and covenants under the this Note.

Section 11.06. Releases. The Guarantee of any Guarantor will be automatically released:

(a)    in connection with any sale, conveyance or transfer of all or substantially all of the consolidated properties and assets of such Guarantor and its Subsidiaries, taken as a whole (including by way of consolidation or merger) (other than to the Borrower or one or more direct or indirect Wholly Owned Subsidiaries of the Borrower) in compliance with Section 11.04;

(b)    in connection with any sale, disposition or transfer of all of the Capital Stock of such Guarantor to a Person (other than to the Borrower or one or more direct or indirect Wholly Owned Subsidiaries of the Borrower); or

(c)    upon satisfaction and discharge of this Note.

ARTICLE 12 MISCELLANEOUS

Section 12.01. Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or refusal, when given by (a) personal delivery to the party to be notified, (b) electronic mail or facsimile during normal business hours of the recipient, with verification of receipt, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) registered or certified mail, return receipt requested, postage prepaid, or (d) nationally recognized overnight courier, freight prepaid,

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specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth below:

If to the Holder:

Virgin Investments Limited Craigmuir Chambers
Road Town, Tortola VG 1110 British Virgin Islands
Email: vghl@harneys.com Tel: 1-284-494-2233

w/ copy to:

Virgin Management USA, Inc. 65 Bleecker St., 6th Floor
New York, NY 10012 Attn: General Counsel
Email: james.cahillane@virgin.com Tel: 212-497-9098
If to the Borrower or to any Guarantor: Virgin Orbit Holdings, Inc.
4022 E. Conant Street
Long Beach, CA 90808 Telephone: (562) 708-0026 Attention: Chief Financial Officer
E-Mail: brita.o’rear@virginorbit.com with a copy (which shall not constitute notice) to:
Derrick Boston, Chief Legal Officer Virgin Orbit Holdings, Inc.
4022 E. Conant Street Long Beach, CA 90808 Telephone: (562) 706-7108
E-Mail: derrick.boston@virginorbit.com

Latham & Watkins LLP
650 Town Center Drive, 20th Floor Costa Mesa, CA 92626-1925 Telephone: (714) 755-8008 Attention: Drew Capurro
Email: Drew.Capurro@lw.com
Any party may change the address for notices by providing written notice to the party in accordance with this Section 12.01. Any notice sent by electronic mail shall only be valid if an original of such notice was subsequently received by the notified party, in which case such notice shall be deemed received at such time specified above. Any such notice may be given on behalf of a party hereto by such party’s counsel, or by any other person authorized in writing by such party.

Section 12.02. Counterparts. This Note may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall

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constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 12.03. GOVERNING LAW; Jurisdiction. THIS NOTE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE GUARANTEES INCLUDED HEREIN) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE GUARANTEES INCLUDED HEREIN), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT SUCH PROVISIONS WOULD RESULT IN THE SELECTION OF THE LAW OF A DIFFERENT JURISDICTION AS THE GOVERNING LAW OF THIS NOTE.

The Borrower and each Guarantor irrevocably consents and agrees, for the benefit of the Holder from time to time of this Note, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Note (including, for the avoidance of doubt, the Guarantees included herein) may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of this Note have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Borrower and each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Note (including, for the avoidance of doubt, the Guarantees included herein) brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 12.04. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, EACH GUARANTOR AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE GUARANTEES INCLUDED HEREIN).

Section 12.05. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 12.06. Reserved.

Section 12.07. Benefits of Note. Nothing in this Note, expressed or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Note.

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Section 12.08. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 12.09. Successors and Assigns. Subject to the limitations contained herein, this Note shall be binding upon the Borrower, and its respective successors and assigns (including by merger, consolidation, amalgamation or otherwise), and shall inure to the benefit of the Holder, and its designees, successors and assigns. This Note may not be assigned by the Borrower without the prior written consent of the Holder.

Section 12.10. Registered Form. This Note is registered with respect to principal and interest and any transfer of this Note may be effected only by the surrender of this Note to the Borrower and either the reissuance of this Note by the Borrower and/or the issuance of a new Note by the Borrower to the transferee.

Section 12.11. Amendment; Waiver. The terms and conditions of this Note shall not be amended, changed, terminated or waived except by a writing, duly executed by the Borrower and the Majority Holders. Upon the effectuation of such amendment, change, termination or waiver with the consent of the Majority Holders in conformance with this Section 12.11, such amendment, change, termination or waiver shall be effective as to, and binding against the Holder of this Note and the holders of all of the Senior Secured Convertible Notes issued pursuant to the Subscription Agreement. The Borrower shall promptly give written notice of any such amendment, change, termination or waiver to the Holder if the Holder has not previously consented to such amendment, change, termination or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment, change, termination or waiver. Notwithstanding the foregoing (a) if any amendment, change, termination or waiver materially and adversely treats one or more holders of the Senior Secured Convertible Notes issued pursuant to the Subscription Agreement in a manner that is disproportionate to such treatment of all other holders, such amendment, change, termination or waiver shall also require the written consent of holders disproportionately treated and (b) no such amendment, change, termination or waiver shall (i) make any change to this Section 12.11, (ii) reduce the amount of Senior Secured Convertible Notes whose holders must consent to an amendment, change, termination or waiver, (iii) reduce the rate of or extend the stated time for payment of interest on this Note, (iv) reduce the principal of or extend the Maturity Date of this Note, (v) make any change that adversely affects the conversion rights of this Note, (vi) reduce the Redemption Price or the Fundamental Change Repurchase Price (or amend or modify in any manner adverse to the Holder the Borrower’s obligation to make such payments), or (vii) other than in accordance with the terms of this Note, eliminate any Guarantee, in each case, without the written consent of the Holder.

Section 12.12. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 12.13. Lost, Mutilated or Stolen Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon the surrender of this Note to the Borrower at its principal office, the Borrower will execute and deliver, in lieu thereof, a new Note of like tenor containing the same terms as this Note, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Borrower shall not

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be deemed to be an Outstanding Note for any purpose. If the Holder applies for a substituted Note, the Holder shall furnish to the Borrower such security or indemnity as may be required by the Borrower to save the Borrower harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, the Holder shall also furnish to the Borrower evidence to its satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 12.13 by virtue of the fact that any old Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be found at any time.

Section 12.14. Calculations. Except as explicitly stated herein, the Borrower shall be responsible for making all calculations required pursuant to this Note, including, without limitation, calculations with respect to determinations of the Last Reported Sale Price, accrued interest payable on this Note, the Fixed Conversion Rate and the Financing Conversion Rate. The Borrower shall make all such calculations in good faith and, absent manifest error, the Borrower’s calculations shall be binding on the Holder. The Borrower shall provide a written schedule of such calculations to the Holder upon the Holder’s written request.
Section 12.15. No Personal Liability of Shareholders, Employees, Officer or Directors . No director, officer, employee, incorporator or shareholder of the Borrower, as such, will have any liability for any obligation of the Borrower under this Note or for any claim based on, in respect of, or by reason of, such obligation or its creation. By accepting this Note, the Holder waives and releases all such liability as part of the consideration for issuance of this Note.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has executed this Senior Secured Convertible Note as of the date first set forth above.

BORROWER

VIRGIN ORBIT HOLDINGS, INC.

By:     /s/ Dan Hart
Name: Dan Hart Title: CEO

GUARANTORS

VIECO USA, INC.

By:     /s/ Dan Hart
Name: Dan Hart Title: CEO

VIRGIN ORBIT, LLC

By:     /s/ Dan Hart
Name: Dan Hart Title: CEO

VIRGIN ORBIT NATIONAL SYSTEMS, LLC

By:     /s/ Mark Baird
Name: Mark Baird
Title: President, Virgin Orbit National Systems

JACM HOLDINGS, INC.

By:     /s/ Dan HArt
Name: Dan Hart Title: CEO

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HOLDER

VIRGIN INVESTMENTS LIMITED

By:     /s Peter Tarn
Name: Peter Tarn
Title: Director

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ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]
Senior Secured Convertible Note To:    Virgin Orbit Holdings, Inc.
Pursuant to Section 4.01 of this Note, the undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (provided that
(i)    such portion is an integral multiple of $1,000 principal amount and (ii) the portion of this Note not to be converted is not less than $1,000 in principal amount), below designated, and Virgin Orbit Holdings, Inc. (the “Borrower”), shall deliver shares of Common Stock, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock, in accordance with the terms of this Note and accrued and unpaid interest on the converted principal amount of this Note to, but excluding, the Conversion Date, and directs that any consideration issuable and deliverable upon such conversion, and the portion of this Note representing any unconverted principal amount hereof, be issued and delivered to the Holder unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:
Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.
Fill in for registration of shares if to be issued, and Note if to be delivered, other than to and in the Holder:

(Name)

(Street Address)

(City, State and Zip Code Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder hereof must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
Senior Secured Convertible Note To:    Virgin Orbit Holdings, Inc.
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Virgin Orbit Holdings, Inc. (the “Borrower”) as to the occurrence of a Fundamental Change with respect to the Borrower and specifying the Fundamental Change Repurchase Date. The undersigned registered owner of this Note hereby instructs the Borrower to pay to the registered Holder hereof in accordance with the applicable provisions of this Note (1) the entire principal amount of this Note, or the portion thereof (provided that (i) such portion is an integral multiple of $1,000 principal amount and (ii) the portion of this Note not to be repurchased is not less than $1,000 in principal amount) below designated, and (2) accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

Date:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be converted (if less than all): $     ,000

NOTICE: The above signature(s) of the Holder hereof must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3 [FORM OF ASSIGNMENT AND TRANSFER]
For value received     hereby sell(s), assign(s) and transfer(s)
unto     (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and
appoints     attorney to transfer the said Note on the books of the Borrower, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned shall comply with the requirements of this Note applicable to such transfer and confirms that this Note is being transferred:

☐    To Virgin Orbit Holdings, Inc. or a subsidiary thereof; or

☐    Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐    Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

Date:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.
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